July 21, 2017

Viper Energy Partners LP
500 West Texas Avenue
Suite 1200
Midland, Texas 79701

Re:    Viper Energy Partners LP
Registration Statement on Form S-3
File No. 333-205432
Ladies and Gentlemen:
We have acted as special counsel to Viper Energy Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the registration, pursuant to a Registration Statement on Form S-3 (File No. 333-205432) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Partnership of 16,100,000 common units (including 2,100,000 common units subject to the Underwriters’ (as defined below) overallotment option) representing limited partner interests in the Partnership (the “Units”), pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”), dated July 17, 2017, by and among the Partnership, Viper Energy Partners GP LLC, Viper Energy Partners LLC and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such partnership records of the Partnership and other certificates and documents of officials of the Partnership or its general partner, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon sale and delivery, the certificates for the Units, if certificated, will conform to the specimen thereof included as an exhibit to the partnership agreement of the Partnership filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the common units of the Partnership or, if uncertificated, valid book-entry notations for the issuance of the Units in uncertificated form will have been duly made in the register of common units of the Partnership. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the general partner of the Partnership, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that the Units have been duly authorized and validly issued, and holders of the Units have no obligation to make any further payments to the Partnership for the issuance of the Units or contributions to the Partnership solely by reason of their ownership of the Units, except for their obligations to repay any funds wrongfully distributed to them.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the Revised Uniform Limited Partnership Act of the State of Delaware (the “Delaware LP Act”).

B.
This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Partnership or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K filed by the Partnership with the Commission on or about the date hereof, to the incorporation by reference of this letter into the Registration Statement and to the use of our name in the Prospectus dated July 13, 2015, Preliminary Prospectus Supplement dated July 17, 2017 and Final Prospectus Supplement dated July 17, 2017, forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,
/s/ Akin Gump Strauss Hauer & Feld LLP
AKIN GUMP STRAUSS HAUER & FELD LLP